SUPPORT AND LOCK-UP AGREEMENT

This Support and Lock-up Agreement (as the same may be modified, amended, or supplemented from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of August 18, 2006, by and among U.S. Bank National Association, successor in interest to State Street Bank and Trust Company (the “Trustee”), as indenture trustee for holders of the 9-5/8% Senior Notes of the Issuers due 2007 (the “Notes”) under the Indenture between the Issuers and the Trustee dated as of November 19, 1997 (the “Indenture”), Inland Fiber Group, LLC, a Delaware limited liability company (“IFG”), Fiber Finance Corp., IFG’s wholly-owned subsidiary (“Fiber Finance,” and, together with IFG, the “Issuers”), American Forest Resources LLC (“AFR”), John M. Rudey (“Rudey”), and the undersigned holders (each a “Consenting Holder,” and collectively, the “Consenting Holders”).  The Trustee, the Issuers, AFR, Rudey, and the Consenting Holders are collectively referred to herein as the “Parties” and individually as a “Party.”

Recitals

WHEREAS, the Trustee commenced litigation (the “Litigation”) against the Issuers, AFR, U.S. Timberlands Holdings Group, LLC, n/k/a Cascade Resource Holdings Group, LLC, U.S. Timberlands Services Company, LLC, n/k/a Timber Resource Services, LLC, Rudey, Alan B. Abramson, Aubrey L. Cole, George R. Hornig, Robert F. Wright, and William A. Wyman (each a “Defendant,” and collectively, the “Defendants”) regarding the Issuers’ transfer of approximately $71,900,000 in timberlands and timber deeds to AFR in exchange for preferred equity interests.  The action (the “Action”) is entitled U.S. Bank National Association v. U.S. Timberlands Klamath Falls, L.L.C., et al., and is currently pending in the Court of Chancery of the State of Delaware in and for New Castle County, Civil Action No. 112-N;

WHEREAS, the Trustee has reached a tentative agreement with the Defendants to settle the Litigation (the “Settlement”).  The Settlement is intended to resolve all existing defaults under the Indenture, including the Issuers’ failure to make semi-annual interest payments due on May 15, 2005, November 15, 2005, and May 15, 2006;

WHEREAS, the Trustee advised holders of the Notes of the proposed Settlement at a meeting of holders on March 16, 2006;

WHEREAS, the Defendants, the Trustee, and certain of the Consenting Holders have engaged in good-faith negotiations regarding the Settlement and an agreement to restructure the Issuers’ business and/or sell their assets (the “Financial Restructuring”), and the Parties now wish to memorialize and implement the Settlement and the Financial Restructuring pursuant to a pre-negotiated plan of reorganization (as the same may be modified, amended, or supplemented with the agreement of the Parties hereto in accordance with Section 14 hereof, the “Plan”) under chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”) consistent in all material respects with the form of plan of reorganization attached hereto (the “Form Plan”).

WHEREAS, in furtherance thereof, (i) the Issuers are prepared, as promptly as practicable, to file the Plan and a corresponding disclosure statement (the “Disclosure Statement”), to seek expeditious approval, confirmation, and consummation thereof, as applicable, and to perform their other obligations hereunder, and (ii) each of the Consenting Holders is prepared to vote its Consenting Holder Claims (as defined below) to accept the Plan and to perform its other obligations hereunder.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.

Implementation of the Settlement and

the Financial Restructuring; Form Plan

In order to implement the Settlement and the Financial Restructuring, the Issuers agree, subject to the terms and conditions of this Agreement, that the Plan Documents shall be consistent in all material respects with the Form Plan and that they shall (i) commence cases (the “Chapter 11 Cases”) under chapter 11 of the Bankruptcy Code by filing voluntary petitions for relief in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (the date on which such Chapter 11 Cases are so commenced is referred to herein as the “Filing Date”), (ii) file the Plan, the Disclosure Statement, and any other necessary documents (collectively, and together with the Plan and the Disclosure Statement, the “Plan Documents”) in the Chapter 11 Cases on or as soon as practicable after the Filing Date, and (iii) use commercially reasonable efforts to have the Disclosure Statement approved and the Plan confirmed and consummated in the most expeditious manner practicable.

2.

Forbearance; Direction to Trustee

(a)

Each Consenting Holder agrees to forbear, during the period commencing on the date hereof and ending on the earlier of the effective date of the Plan (the “Effective Date”) and the termination of this Agreement (the “Forbearance Period”), from exercising any rights or remedies (including with respect to any acceleration of the Notes) it may have under the Indenture, applicable law, or otherwise with respect to any default in existence as of the date hereof or arising under the Indenture or from pursuing any claim, at law or in equity, pertaining to the Notes or the subject matter of the Action.  In particular, among other things, each of the Consenting Holders hereby agrees that, so long as this Agreement has not been terminated with respect to such Consenting Holder in accordance with the terms hereof, it shall not, and it shall use its best efforts to cause the Trustee not to:  (i) file or join in the filing of any involuntary petition in bankruptcy with respect to the Issuers or any affiliates thereof, or initiate or participate in any similar proceedings for the benefit of creditors, including any proceeding for the dismissal of the Chapter 11 Cases or for their conversion to Chapter 7, the appointment of a trustee, receiver, conservator, examiner, or liquidator of the Issuers or any portion of their assets; (ii) seek to collect or enforce by litigation or otherwise any payment obligations under the Notes or any damages pertaining to the purchase, sale, or ownership thereof, or under the Consenting Holder Claims; (iii) declare a default or event of default under, or exercise or enforce any right or remedy relating to the Notes or the Consenting Holder Claims; (iv) bring or intervene in and continue any suit to enforce payment under the Notes; (v) exercise any other rights or remedies it may have under the Indenture, applicable law, or otherwise with respect to any default in existence or arising under the Indenture; or (vi) pursue any claim, at law or in equity, pertaining to the Notes or the subject matter of the Action.  Except as expressly set forth in this Agreement, nothing in this Section 2 shall be construed to limit or prohibit the right of the Trustee or any Consenting Holder to file pleadings, take positions, or otherwise participate as a party-in-interest in the Chapter 11 Cases.

(b)

Each Consenting Holder hereby directs the Trustee to forbear, during the Forbearance Period, from exercising any rights or remedies it may have under the Indenture, applicable law, or otherwise with respect to any default in existence or arising under the Indenture or from pursuing any claim, at law or in equity, pertaining to the Notes or the subject matter of the Action.

(c)

Nothing in this Section 2 shall be deemed to waive or cure any past Default or Events of Default (each as defined in the Indenture) or impair, implicate, or modify any past notices of Default or Event of Default sent to the Issuers or any notice of acceleration provided to the Issuers under the terms of the Indenture.  If this Agreement is terminated for any reason, the Trustee and the Consenting Holders may proceed with any and all remedies under the Indenture, and any forbearance under this Agreement shall not impair or implicate any existing or future claim against the Issuers or the Defendants; provided however, that the Issuers and the Defendants reserve any and all rights, claims, and defenses relating to the Trustee’s or the Consenting Holders’ enforcement of remedies.

(d)

The Issuers and AFR shall comply with the restrictions, prohibitions, and covenants set forth in the Stipulation and Order filed with the Court of Chancery of the State of Delaware in and for New Castle County on June 29, 2006, and any extensions of such Stipulation and Order.  Those restrictions, prohibitions, and covenants are incorporated herein by reference, and the Parties shall cause such restrictions, prohibitions, and covenants to remain in full force and effect until the earlier of the date on which the Action is resolved or dismissed and the date thirty (30) days after this Agreement is terminated by its terms.  Notwithstanding anything contained in this Section 2(d) or in the Stipulation and Order to the contrary, the Issuers may engage in any transactions necessary to consummate the Plan, which such transaction may be consummated only in conjunction with confirmation of the Plan.

3.

Holdings by Consenting Holders

Each Consenting Holder represents and warrants that, as of the date hereof, it (i) either (A) is the sole legal and beneficial owner of the principal amount of Notes set forth below its name on the applicable signature page hereof and all related claims, rights, and causes of action arising out of or in connection with or otherwise relating thereto (for each such Consenting Holder, the “Consenting Holder Claims”), in each case free and clear of all claims, liens, and encumbrances, except for those grants of security interests to lenders of leveraged funds in accordance with the Consenting Holders’ customary business practices, or (B) has sole investment or voting discretion with respect to such Notes and Consenting Holder Claims and has the power and authority to bind the beneficial owner(s) of such Notes and/or Consenting Holder Claims to the terms of this Agreement, (ii) has accurately provided the information requested below its name on the applicable signature page hereof, and (iii) has full power and authority to vote on and consent to matters concerning such Notes and Consenting Holder Claims, including acceptance of the Plan.

4.

Subsequent Transfers

Each of the Consenting Holders agrees that, so long as this Agreement remains in effect, it shall not sell, transfer, participate, or assign any of its Notes or Consenting Holder Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing to be bound by all of the terms of this Agreement by executing a counterpart signature page of this Agreement and the transferor promptly provides the Trustee and Issuers with a copy thereof, in which event the Issuers shall be deemed to have acknowledged their obligations to such Consenting Holder hereunder without any further action by the other Parties to this Agreement.

5.

Agreement to Support and Vote in Favor of the Plan

(a)

As long as this Agreement shall not have terminated pursuant to Section 6, and except as otherwise provided herein (including, without limitation, in Sections 9 and 15), the Trustee and each Consenting Holder shall, on the terms and subject to the conditions of this Agreement, support the Plan, and, when properly solicited to do so, each Consenting Holder shall timely vote its Consenting Holder Claims to accept the Plan and shall otherwise support the Disclosure Statement, the Plan, and all other Plan Documents; provided, however, that no Consenting Holder shall be required to solicit the support of another holder of Notes.  As long as this Agreement shall not have terminated pursuant to Section 6, and except as otherwise provided herein, each Consenting Holder (together with its affiliates, subsidiaries, parent, officers, directors, stockholders, members, partners, employees, representatives, and agents), in any capacity, whether as a holder of Notes or other securities or claims against the Issuers, shall not: (A) object to the Disclosure Statement or the Plan or to any efforts to obtain acceptance of, and to confirm and implement, the Disclosure Statement, the Plan, or any other Plan Document; (B) vote for, consent to, or participate in the formulation of any plan other than the Plan or the filing of any involuntary bankruptcy or insolvency case or proceeding involving the Issuers or any affiliates thereof; (C) solicit or engage in any inquiries, discussions, offers or proposals, or enter into any agreements, relating to any disposition of the equity or assets of the Issuers and their affiliates or any plan of reorganization or liquidation, or any other recapitalization or investment transaction for the Issuers and their affiliates other than this Agreement, the Plan or any amendment thereto, and any documents in support hereof or thereof; (D) support or encourage in any fashion any person or entity to vote against the Plan or to take any other action prohibited by the Consenting Holders under, or inconsistent with the intent or purpose of, this Agreement; (E) revoke or withdraw such Consenting Holder’s vote to accept the Plan; or (F) take any other action directly or indirectly for the purpose of, or that results in, delaying, preventing, frustrating, or impeding acceptance, confirmation, or implementation of the Disclosure Statement, the Plan, or any other Plan Document (as applicable).  Such support shall extend to all debt, claims, or equity securities, or any interests therein or rights thereto, of the Issuers held (directly or indirectly) or controlled by the Consenting Holder.  Notwithstanding the foregoing or anything in this Agreement to the contrary, the Trustee and the Consenting Holders shall be free to discuss amongst themselves any matter related to the Issuers, the Defendants, this Agreement, the Chapter 11 Cases, or otherwise, subject to the terms and conditions of any applicable confidentiality agreements.

(b)

As long as this Agreement shall not have terminated pursuant to Section 6, and except as otherwise provided herein (including, without limitation, in Section 9), AFR and Rudey (together with their affiliates, subsidiaries, parents, officers, directors, stockholders, members, partners, employees, representatives, and agents) shall, on the terms and subject to the conditions of this Agreement, support the Plan and all other Plan Documents and shall not: (A) consent to, or participate in the formulation of any plan other than the Plan; (B) solicit or engage in any inquiries, discussions, offers, or proposals, or enter into any agreements relating to any disposition of the equity or assets of the Issuers or any plan of reorganization or liquidation, or any other recapitalization or investment transaction for the Issuers and their affiliates other than this Agreement, the Plan, or any amendment thereto, and any document in support hereof or thereof; (C) support or encourage in any fashion any person or entity to vote against the Plan or take any other action prohibited by or inconsistent with the intent or purpose of this Agreement; or (D) take any other action directly or indirectly for the purpose of, or that results in, delaying, preventing, frustrating, or impeding acceptance, confirmation, or implementation of the Disclosure Statement, the Plan, or any other Plan Document (as applicable).

6.

Termination of Agreement

(a)

The Issuers may terminate this Agreement as to any or all other Parties upon the occurrence of the events set forth in subsections (i), (ii), and (iii) of this Section 6(a), and the Trustee and/or any Consenting Holder may terminate this Agreement as to itself only upon the occurrence of any of the following events, in each case by providing written notice to all other Parties:

(i)

The Trustee, the Issuers, AFR, and Rudey, among other parties, fail to execute a settlement agreement (the “Settlement Agreement”) evidencing the Settlement and the Financial Restructuring, among other matters, prior to the Filing Date;

(ii)

The Filing Date has not occurred by August 18, 2006;

(iii)

The Plan is not confirmed on or before November 15, 2006;

(iv)

Either of the Issuers files a chapter 11 plan of reorganization providing for treatment of the Notes or the Consenting Holder Claims that is inconsistent in any material respect with the terms and conditions set forth in this Agreement without the prior written consent of the Trustee and a majority of the Consenting Holders;

(v)

After the filing of the Plan, there shall be any modification or supplement to the Plan Documents that is inconsistent in any material respect with the terms and conditions set forth in this Agreement without the prior written consent of the Trustee and a majority of the Consenting Holders;

(vi)

The Issuers or any of the other Defendants executing this Agreement have materially breached any of their other obligations hereunder and have failed to cure such breach within ten (10) business days after receiving written notice of such breach; or

(vii)

The Issuers withdraw the Plan or confirm in writing or publicly announce their intention not to support the Plan.

(b)

In addition to the above-stated termination events (each of the above-stated events, and the following events, shall be referred to as a “Termination Event”), this Agreement shall automatically terminate, without notice, upon the occurrence of any of the following events:

(i)

after the Filing Date, and prior to the confirmation of the Plan, the Chapter 11 Cases shall have been converted to cases under Chapter 7 or dismissed;

(ii)

an examiner is appointed pursuant to section 1104 of the Bankruptcy Code with expanded powers to run the business of the Issuers, or an examiner or the Bankruptcy Court makes a finding of fraud, dishonesty, or misconduct by any officer or director of the Issuers, or a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code is appointed for the Issuers in the Chapter 11 Cases; or

(iii)

any court shall enter a final non-appealable judgment or order declaring this Agreement to be unenforceable.

(c)

In the event that the Issuers do not receive executed support agreements, in a form substantially similar to this Agreement, from holders of a percentage of the outstanding face amount of the Notes acceptable to the Issuers in their sole and absolute discretion on or before August 18, 2006, this Agreement shall terminate as to all Parties.

(d)

In the event that any Consenting Holder violates the terms or conditions of this Agreement (including Section 4 hereof), the Issuers may terminate this Agreement as to such Consenting Holder by providing written notice to all other Parties.  Notwithstanding such termination, this Agreement shall not terminate with respect to the non-defaulting Consenting Holders, and the Issuers shall proceed with confirmation of the Plan and consummation of the Settlement if the Trustee consents in writing and Consenting Holders representing at least fifty five percent (55%) of the outstanding principal amount of the Notes have not violated the terms or conditions of this Agreement.

(e)

If any Party with the right to terminate this Agreement under the terms of this Section 6 does not do so within ten (10) business days of having actual knowledge of the occurrence of a Termination Event, such right to terminate shall be deemed to have been waived by such Party.

(f)

Subject to the provisions of Section 19 hereof, if this Agreement is terminated in accordance with the foregoing, all further obligations of any Party hereunder with respect to which this Agreement has been terminated shall be terminated without further liability of any such Party except for any liabilities of such Party arising from a breach of this Agreement occurring prior to the termination hereof.

(g)

The termination of this Agreement in accordance with this Section 6 shall not affect or otherwise implicate the settlement (the “Outside Director Settlement”) between the Trustee and Defendants Alan B. Abramson, Aubrey L. Cole, George R. Hornig, Robert F. Wright, and William A. Wyman (“Outside Directors”).  As soon as is reasonably practicable following the commencement of the Chapter 11 Cases, the Issuers shall file a motion seeking conditional approval of the Outside Director Settlement under Bankruptcy Rule 9019, which approval will be deemed effective upon a Termination Event or if the Plan is confirmed with release language materially different from that contained in the Form Plan attached as Exhibit A hereto and adverse to the Outsider Directors and such modifications to the release language are not consented to in writing by the Outside Directors.  The Consenting Noteholders shall support any such motion.

7.

Representations and Warranties.  The Parties represent and warrant to each other that the following statements are true, correct, and complete as of the date hereof:

(a)

Corporate Power and Authority.  To the extent applicable, they have all requisite corporate, partnership, limited liability company, or other applicable entity power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform their respective obligations under, this Agreement.

(b)

Authorization.  To the extent applicable, the execution and delivery of this Agreement and the performance of their obligations hereunder have been duly authorized by all necessary corporate, partnership, limited liability company, or other applicable entity action on their part.

(c)

No Conflicts.  To the extent applicable, the execution, delivery, and performance by them of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to them or any of their affiliates or their certificates of incorporation or bylaws or other organizational documents or those of any of their affiliates or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which they or any of their affiliates is a party.

(d)

Governmental Consents.  The execution, delivery, and performance by them of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body, other than any approval that may be required by the Bankruptcy Court, in the case of the Issuers.

(e)

Binding Obligation.  This Agreement is the legally valid and binding obligation of them, enforceable against them in accordance with its terms, subject to the provisions of applicable law.

8.

Further Acquisition of Claims

Subject to Section 4 hereof, this Agreement shall in no way be construed to preclude any Consenting Holder from acquiring additional Notes, Consenting Holder Claims, or debt or equity securities, or any interests therein or rights thereto, or other claims against the Issuers or any of their affiliates.  However, any such additional Notes, Consenting Holder Claims, or debt or equity securities, or any interests therein or rights thereto, or other claims so acquired shall automatically be deemed to be subject to the terms and conditions of the Settlement and this Agreement.

9.

Fiduciary Duties

Notwithstanding anything to the contrary herein, nothing in this Agreement shall require the Issuers or the Trustee, or any directors or officers thereof (in such person’s capacity as a director or officer of the Issuers or the Trustee), to take or refrain from taking any action to the extent required to comply with its or their fiduciary obligations under applicable law.

10.

Application of Payment to the Trustee Under the Plan

As soon as practicable after the Effective Date, the Trustee shall distribute the payment made to it by the Issuers under the Plan on account of allowed Notes claims in the following order of priority:  (1) in payment of all fees and expenses due to the Trustee under the Indenture and in acting as distribution agent under the Plan (including the advances of QVT Financial LP to the Trustee, along with interest on such advances, to fund the costs of the Action); (2) to fund a reserve, if necessary, for payment of any future fees, expenses, or charges that the Trustee believes are reasonably necessary to administer its duties under the Indenture or the Plan (including in its capacity as distribution agent under the Plan); and (3) pro rata to holders for principal and interest due under the Notes.

11.

Payment of Certain Expenses

On and only upon the occurrence of the Effective Date, AFR shall pay an aggregate of $948,000 (the “Reimbursement Payment”) to Golden Tree Asset Management, LP, Turnberry Capital Management, L.P., (collectively, $695,000) and QVT Financial LP ($253,000) (collectively, the “Reimbursement Creditors”) to reimburse them for fees and expenses incurred in connection with the Action, subject to their submission to the Issuers and the Trustee of detailed written invoice(s) with respect to such fees and expenses.  AFR’s obligation to make the Reimbursement Payment to Golden Tree and Turnberry Capital shall be satisfied upon payment to their counsel, Fried, Frank, Harris, Shriver & Jacobson LLP.  In addition, it is understood and agreed that the Reimbursement Payment is a necessary and critical component of the Settlement and that AFR’s obligations in connection therewith are being incurred for good and valuable consideration.  This Section 11 shall not be modified, amended, or supplemented without the prior written consent of each of the Reimbursement Creditors.

12.

Bankruptcy Financing

The Issuers reserve the right to seek financing under Section 364 of the Bankruptcy Code or otherwise during the pendency of the Chapter 11 Cases in an amount not to exceed $1.75 million.  Such financing shall be limited to amounts necessary to implement the Plan and consummate the Settlement Agreement, including the costs of operations but excluding payment of any management fees to the Issuers’ affiliates; provided, however, that nothing contained herein shall prevent the Issuers from reimbursing their management company for expenses payable upon monthly invoice, copies of which shall be available to the Trustee upon request.  The Trustee and the Consenting Noteholders reserve their right to object to any request by the Issuers for such financing.  In addition, Reimbursement Creditors shall have the right to match the terms of any of such proposed financing by the Issuers.  In the event the Reimbursement Creditors match the proposed financing, they shall be entitled to be the Lender to the Issuers under those terms.

13.

Further Assurances

Each of the Parties shall take such further action as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement and shall refrain from taking any action which would frustrate the purposes and intent of this Agreement.  Upon the reasonable request of the Issuers, the Trustee, and/or any Consenting Holder (including the Reimbursement Creditors) shall timely comment on drafts of any or all of the Plan Documents and shall provide the Issuers with a written statement that they believe or do not believe, as the case may be, that any such Plan Documents conform with the terms and conditions of this Agreement.  Upon request, the Reimbursement Creditors shall provide the Issuers with a written statement that they believe or do not believe, as the case may be, that the Plan and Disclosure Statement conform with the terms and conditions of this Agreement, and the Issuers shall not be required to file the Chapter 11 Cases until such time as the Reimbursement Creditors have provided a written statement that they believe that the Plan and Disclosure Statement so conform.

14.

Amendments

This Agreement may not be modified, amended, or supplemented without the prior written consent of the Issuers, AFR, the Trustee, and a majority of the principal amount of Notes held by the Consenting Holders and, in the case of Section 21 hereof, MBIA Insurance Corporation (“MBIA”) and DZ Bank AG Deutsche Zentral – Genossenschaftsbank, Frankfurt am Main (“DZ Bank”).

15.

Impact of Appointment of Creditors Committee.

If an official committee of unsecured creditors is appointed by the United States Trustee in the Chapter 11 Cases, the Trustee shall request that the United States Trustee appoint the Trustee and some or all of the Consenting Holders to be members of such official committee pursuant to section 1102 of the Bankruptcy Code, and the Issuers and AFR shall cooperate reasonably with the Consenting Holders in such efforts.  Nothing in this Agreement shall be construed to prevent any Consenting Holder serving on such committee from acting in a manner consistent with its fiduciary duties as a member of any official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

16.

Disclosure of Consenting Holder Information.

Unless required by applicable law or regulation, neither the Issuers nor any of the other Defendants executing this Agreement shall disclose the amount of Consenting Holder Claims held by any Consenting Holder without the prior written consent of such Consenting Holder; and if such announcement or disclosure is so required by law or regulation, the Issuers or the other Defendants executing this Agreement, as the case may be, shall afford each of the Consenting Holders a reasonable opportunity to (i) seek a protective order or other appropriate remedy or (ii) review and comment upon any such announcement or disclosure prior to the Defendants making such announcement or disclosure.  The foregoing shall not prohibit the Issuers from disclosing the aggregate claims of all Consenting Holders as a group.

17.

Notification of Certain Matters.

Each Party hereto shall give prompt written notice to each other Party of:  (a) the occurrence or non-occurrence of any event, known to such Party, the occurrence or non-occurrence of which has resulted in, or is reasonably likely to result in, any representation or warranty set forth in this Agreement made by such Party to be untrue or inaccurate in any material respect or to constitute a Termination Event; or (b) any material failure by such Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice and no such notification shall modify the representations or warranties of any Party or the conditions to the obligations of any Party hereunder.

18.

Governing Law; Jurisdiction

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction.  By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding (a “Proceeding”) against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such Proceeding shall be resolved only in the courts in the State of Delaware, including the federal courts in Delaware, and by execution and delivery of this Agreement, each of the Parties hereby irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such Proceeding.  Notwithstanding the foregoing consent to Delaware jurisdiction, upon the commencement of the Chapter 11 Cases, each of the Parties hereto hereby agrees that the Bankruptcy Court shall have jurisdiction of all matters arising out of or in connection with this Agreement and such matters should initially be brought in the Bankruptcy Court and may be subject to federal bankruptcy law.

19.

Specific Performance

It is understood and agreed by each of the Parties that money damages would not be sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.  This provision shall survive any termination of this Agreement.

20.

Reservation of Rights

This Agreement is part of the Settlement and the Financial Restructuring among the Parties hereto.  Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of any Party to protect and preserve its rights, remedies, and interests, including, without limitation, its claims against the Issuers.  If the Settlement or the Financial Restructuring contemplated herein is not consummated, or if this Agreement is terminated for any reason, the Parties hereto fully reserve any and all of their rights.

21.

AFR Obligations

Notwithstanding anything to the contrary contained herein, the obligation of AFR to (i) pay the Reimbursement Payment pursuant to Section 11 hereof, (ii) provide the Additional Funding (as defined in the Plan) or otherwise consummate the transactions provided for in the AFR Contribution Agreement (as defined in the Plan), and (iii) consummate any other transaction provided for, or anticipated in connection with, the Plan, is conditioned on and subject to the prior payment in full of the Secured Obligations (as defined in the U.S. Timberlands Yakima Indenture, dated as of September 14, 2001, among AFR, as issuer, BNY Midwest Trust Company, as trustee, and MBIA, as insurer, as amended, supplemented, and restated from time to time) in accordance with their terms and the effectiveness of releases in favor of the Defendant Related Finance Parties (as defined in the Plan) in the form set forth in the Form Plan (as delivered to MBIA) on the Effective Date.  The Defendant Related Finance Parties are expressly made third party beneficiaries of this Section 21 and the provisions of the Plan referred to herein and this Section 21 and such provisions of the Plan may not be modified, amended, or supplemented in any manner without the prior written consent of MBIA and DZ Bank on behalf of the Defendant Related Finance Parties.

22.

Headings

The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation thereof.

23.

Successors and Assigns, Several Obligations

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators, and representatives.  The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof.  The agreements, representations, and obligations of the Consenting Holders under this Agreement are several and not joint in all respects.

24.

Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.  This Agreement may be executed by facsimile signatures.

25.

No Third-Party Beneficiaries

Except as provided in Section 21 hereof or otherwise expressly stated herein and in the Form Plan attached hereto as Exhibit A, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third party beneficiary hereof, subject to the releases described in the Form Plan.

26.

Prior Negotiations

This Agreement supersedes all prior negotiations with respect to the subject matter hereof, except that any confidentiality agreements executed between IFG and each Consenting Holder or between IFG and the Trustee, as such agreements may be amended from time to time, shall continue in full force and effect.  No representations, oral or written, other than those set forth herein, may be relied on by any party in connection with the subject matter hereof.  Notwithstanding the foregoing, the Parties acknowledge that (i) the Trustee, the Issuers, AFR, and Rudey, among other parties, have executed or will execute a separate Settlement Agreement consistent with the terms of this Agreement if the conditions of Section 6(c) are satisfied and (ii) the Trustee has executed or will execute the Outside Director Settlement.

27.

Solicitation of Holders of the Notes

Prior to the Filing Date, the Trustee shall use its best efforts to procure and deliver to the Issuer executed Agreements from all holders of the Notes.

28.

Condition to Trustee Execution of the Agreement

The Issuers, AFR, Rudey, and the Consenting Holders agree that the Trustee shall not be required to sign this Agreement unless and until it has been separately executed and delivered by at least fifty percent (50%) of the outstanding principal amount of the Notes.

29.

Consideration

It is hereby acknowledged by the Parties that no compensation or other consideration shall be due or paid to the Consenting Holders in exchange for their support of the Plan or the other Plan Documents, in accordance with the terms and conditions of this Agreement, other than the obligations imposed upon the Issuers, AFR, Rudey, and the other Consenting Holders pursuant to the terms of this Agreement.

30.

Notices

Any notice required by this Agreement shall be duly given if in writing and sent by first class United States mail, transmitted by telecopy, or sent as electronic mail, each of which will be deemed to be an original, to the following addresses:

If to the Issuers:

Thomas C. Ludlow

Inland Fiber Group, LLC

660 Madison Avenue

Suite 1400

New York, NY  10021

Facsimile: (212) 758-4009

E-Mail: tludlow@forestLLC.com

with a copy to:

Scott M. Zimmerman

Dechert LLP

30 Rockefeller Plaza

New York, New York  10112

Facsimile: (212) 698-3599

E-Mail: szimmerman@dechert.com

If to the Trustee:

Lawrence J. Bell

PD-OR-P6TD

555 SW Oak Street

Portland, OR  97204

Facsimile: (503) 275-5738

E-Mail: lawrence.bell@usbank.com

With a copy to:

Michael B. Fisco

Faegre & Benson LLP

90 South Seventh Street

Minneapolis, MN  55402-3901

Facsimile: (612) 766-1600

E-Mail: mfisco@faegre.com

If to a Consenting Holder:

To the address set forth below its name on the applicable signature page hereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first above written.

INLAND FIBER GROUP, LLC

By:

___________________________________

Name:

Title:

FIBER FINANCE CORP.

By:

___________________________________

Name:

Title:

AMERICAN FOREST RESOURCES LLC

By:

___________________________________

Name:

Title:

JOHN M. RUDEY

__________________________________________

John M. Rudey

U.S. BANK NATIONAL ASSOCIATION, in its capacity as Indenture Trustee

By:

____________________________________

Name:  Lawrence J. Bell

Title:  Vice President

CONSENTING HOLDER

Institution Name:  ____________________________

By:  _____________________________

Name:
Title:

Principal Amount of Notes Held or Managed:  $_____________

Notice Address:  _____________________________

Email:  _____________________________________

Facsimile:  __________________________________

EXHIBIT A

FORM JOINT PLAN OF REORGANIZATION

OF DEBTORS INLAND FIBER GROUP, LLC, AND FIBER FINANCE CORP.

Attached is a form pre-negotiated Chapter 11 plan of reorganization (the “Form Plan”) for Inland Fiber Group, LLC, and Fiber Finance Corp.  This Form Plan and all related communications shall be deemed to be settlement negotiations and subject to Federal Rule of Evidence 408.